U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report                               December 20, 2000
                                            (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                        0-14908                 74-2095844
   (State or other                 (Commission           (I.R.S. Employer
    jurisdiction                   File Number)         Identification No.)
  of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                             75074
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:           (972) 881-1099






Item 5.     Other Events

            On December 20, 2000, the Board of Directors of TGC Industries, Inc. ("TGC") or ("the Company") announced that its publicly-traded Warrants will expire under the existing terms on Sunday, December 31, 2000, and must be exercised no later than 5:00 p.m. on the next succeeding business day, Tuesday,
January 2, 2001.   The  December 20 Press Release is attached hereto as Exhibit
"A."

Item 7.     Exhibits

            A. Press Release disseminated on December 20, 2000.







Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        TGC INDUSTRIES, INC.





                         December 20, 2000  By: /s/ WAYNE A. WHITENER
                                                Wayne A. Whitener,
                                                President and CEO
                                            (Principal Executive Officer)
                                                   Officer

                                       EXHIBIT A



New Release:

TGC INDUSTRIES, INC.
                         Contact:  Ken Uselton    972-881-1099

  TGC INDUSTRIES, INC. REMINDS HOLDERS OF EXPIRATION OF WARRANTS

Plano, Texas - December 20, 2000 TGC Industries, Inc. ("NASDAQ SmallCap TGCI
Preferred Stock TGCIP   Warrants TGCIW") reminds holders of its publicly-traded
Warrants that the Warrants expire on Sunday, December 31, 2000, and must be exercised no later than 5:00 p.m. on the next succeeding business day, Tuesday, January 2, 2001. Pursuant to the terms of the Warrants, to exercise the Warrants for shares of the Company's Common Stock, $.30 par value, a holder must deliver three (3) warrants and an exercise price of $1.125 for each share of Common Stock.

TGC, based in Plano, Texas is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity bank.

 1304 Summit Avenue   Suite 2   Plano, Texas 75074  972-881-1099
                           Fax 972-424-3943